Baltic International USA, Inc.
           6002 Rogerdale Road, Suite 500, Houston, Texas  77072


                               NEWS RELEASE

Contact:
	Baltic International USA, Inc.
	David A. Grossman, Chief Executive Officer
	  and Chief Financial Officer
	Telephone:  (713) 961-9299
	Facsimile:  (713) 482-0099

FOR IMMEDIATE RELEASE

                     Baltic Announces New Transfer Agent


HOUSTON, Texas, August 9, 2010 -- Baltic International USA, Inc.
(Pinksheets: BISA) announced today that effective immediately the Company has changed its transfer agent to Pacific Stock Transfer Company in Las Vegas, Nevada.

David Grossman, Baltic's Chief Executive Officer, said, "We are pleased to have an active transfer agent again. This will enable all of our shareholders to be able to trade their Baltic shares."


About Baltic International USA, Inc.

Baltic International USA, Inc. is a Texas corporation that has provided capital, management, and technical services to start-up and established private companies. In most instances, we are directly involved in management and in all instances assist in allocation of capital either directly from us or through the investment of third parties.


This document may contain forward-looking information. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate.